ONE VALLEY BANCORP

                     MERGER WITH FFVA FINANCIAL CORPORATION

                              [December 17, 1997]
                                 [8:00 AM(EST)]

                        Conference Call: (888) 422-7128
                             Access Code: 767259 H

DISCLAIMER
-------------------------------------------------------------------------------


This current registration on Form 8-K contains forward looking statements with respect to the financial condition, results of operations and business of One Valley Bancorp Inc. and, assuming the consummation of the merger, a combined One Valley/FFVA including statements relating to: (a) the cost savings and accretion to reported earnings that will be realized from the merger; (b) the impact on revenues of the merger; and (c) the restructuring charges expected to be incurred in connection with the merger. These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) expected cost savings from the merger cannot be fully realized or realized within the expected time frame; (2) revenues following the merger are lower than expected; (3) competitive pressure among depository institutions increases significantly; (4) costs or difficulties related to the integration of the business of One Valley Bancorp and FFVA Financial Corporation are greater than expected; (5) changes in the interest rate environment reduce interest margins; (6) general economic conditions, either nationally or in Virginia and West Virginia, are less favorable than expected; or (7) legislation or regulatory changes adversely affect the businesses in which the combined company would engage. These statements involve risk and uncertainty. Actual results, accordingly, may differ materially from manangement expections.

TRANSACTION SUMMARY
-------------------------------------------------------------------------------

TRANSACTION TYPE:                           Stock-for-stock exchange

FIXED EXCHANGE RATIO:                       1.05

ACCOUNTING TREATMENT:                       Pooling-of-interests/tax-
                                            free exchange

IMPLIED TRANSACTION PRICE:                  $42.98 per share(1)

IMPLIED AGGREGATE TRANSACTION
VALUE:                                      $204.1 million

TRANSACTION MULTIPLES:

         PRICE/BOOK VALUE                   2.4lx

         PRICE/TANGIBLE BOOK VALUE          2.46x

         PRICE/1998 EPS                     23.75x

WALKAWAY:                  FFVA has the right to terminate the transaction if
                           One Valley's stock price falls by more than 15% on an absolute basis and 10% compared to an index unless One Valley exercises its right to "top up"

OPTION AGREEMENT:          FFVA has granted One Valley a 9.9% stock option
                           exercisable under certain conditions and a termination fee of $3.5 million

BOARD REPRESENTATION:      One Valley's Board expanded to add two existing
                           FFVA board members

EXPECTED CLOSING:          Second quarter 1998

PRE-TAX COST SAVINGS:      $3.3 million with 85% achieved within one year of
                           conversion and the remaining 15% achieved within two years of conversion

IMPACT ON PROJECTED EPS:

         1998 Neutral
         1999 Accretive    0.83%

ACQUISITION CHARGE:        $1.8 million pre-tax, $1.2 after-tax

RE-ISSUANCE OF TREASURY
  SHARES: One Valley/FFVA will re-issue approximately 750,000 treasury shares. Effective immediately, both One Valley and FFVA have rescinded their share repurchase programs


--------
(1) Based on One Valley's closing share price of $40.94 on December 15, 1997.

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STRATEGIC RATIONALE
-------------------------------------------------------------------------------


o   Significantly enhances Virginia banking franchise:

    o   Meaningful market share gain in attractive Lynchburg market

    o   Solidifies commitment to multi-state presence

    o   Expands customer base

o   In-market transaction offering significant synergy opportunities

o   Compatible strategies and operations

o   Low risk transaction

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LYNCHBURG BANKING MARKET SHARE ANALYSIS
-------------------------------------------------------------------------------


                                                  TOTAL
                                                 DEPOSITS      MARKET
RANK        INSTITUTION            BRANCHES       (000S)       SHARE
----        -----------            --------       ------       -----
 1    Wachovia Corporation            19        $771,833       38.46%
      ONE VALLEY BANCORP - PRO        16         424,123       21.13
      FORMA
 2    Crestar Financial Corp.          8         235,751       11.75
 3    One Valley Bancorp.              9         219,425       10.93
 4    FFVA Financial Corp.             7         204,698       10.20
 5    NationsBank Corp.                6         183,063        9.12
 6    First Virginia Banks             6         116,160        5.79
 7    First NB of Altavista            2         107,850        5.37
 8    Mainstreet BankGroup Inc.        6          83,884        4.18
 9    BB&T Corp.                       1          25,351        1.26
10    Peoples National Bank            1          21,375        1.07
           Total                      69      $2,007,027

----------------

Source: SNL Securities. Deposits as of 6/30/96. Data is pro forma for all pending acquisitions, including One Valley's acquisition of 10 Wachovia branches.

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PRO FORMA BRANCH NETWORK
-------------------------------------------------------------------------------






                        [Map of Pro Forma Branch Network]

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ATTRACTIVE FRANCHISE DEMOGRAPHICS
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[GRAPH OF 1997 AVERAGE HOUSEHOLD INCOME (000s)]


                                HIGH INCOME BASE

Charlottesville MSA                   $54.9
Lynchburg MSA                         $41.3
West Virginia                         $38.1


[GRAPH OF PROJECTED 1997-2001 POPULATION GROWTH]

                             STRONG GROWTH PROSPECTS
Charlottesville MSA                    7.0%
Lynchburg MSA                          3.6%
West Virginia                          0.8%


------------------

Source: SNL Securities

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EPS IMPACT
--------------------------------------------------------------------------------


o Transaction is epxected to be EPS neutral in 1998 and produce approximately 0.8% accretion in 1999.

o Transaction economics are driven by cost savings equal to 28% of FFVA's projected operating expenses in 1998 and 5% in 1999. Termination of ESOP and Restricted Stock Plan alone account for 48% of total savings.

o Numerous opportunities exist to increase revenue (which are not factored into the projections)

     o    Commercial Banking Products             o    Trust
     o    Investment Products                     o    ATM/Debit Cards
     o    Cash Management

SUMMARY EPS IMPACT
-------------------------------------------------------------------------------
(Dollars in Millions, Except per Share Amounts)


                                       1998                      1999
                              ---------------------     ---------------------
                               Total      Per Share      Total      Per Share
                              -------     ---------     -------     ---------
Projected One Valley
Net Income(a)                  $60.2        $2.22        $67.5        $2.40

Projected FFVA Net
Income(a)                        8.6         1.81          9.4         1.99

Projected After Tax
Synergies                        1.7          --           2.5          --

Earnings on Re-
issued Shares(b)                 1.4          --           1.4          --

Excess Capital
Leverage(c)                      2.0          --          $2.2          --
                              -------     ---------     -------     ---------

Pro Forma Net Income           $73.9        $2.22        $83.0        $2.42
                              =======     =========     =======     =========

Accretion                                     --                       0.83%

---------------------
(a) One Valley and FFVA earnings estimates are based on street estimates for 1998 and grown at 9% and 10%, respectively for 1999.
(b) Assumes proceeds from re-issued shares of approximately $30 million are reinvested in whole loans yielding 7.0% pre-tax.
(c) Core capital at FFVA, before reissuance, above that amount required to maintain a tangible capital ratio at FFVA equal to One Valley's current ratio of 8.00% is assumed to be redeployed and earn an after-tax rate of 6.0%.

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PROJECTED COST SAVINGS
-------------------------------------------------------------------------------
(Dollars in Thousands)



                                            PROJECTED SAVINGS
                                        -------------------------
                                          1998             1999
                                         ------           -----
OPERATING EXPENSES
Compensation & Benefits                 $2,228             $500
Occupancy & Equipment                      224               --
Other Operating Expenses                   371               --
                                        ------             ----
   TOTAL PRE-TAX SAVINGS                $2,844             $500


Cost Savings as a % of FFVA's
1997 estimated Operating
Expenses                                    28%               5%

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ESTIMATED COSTS RELATED TO ACQUISITION
--------------------------------------------------------------------------------
(Dollars in Millions)




                                                PRE-TAX          AFTER-TAX
                                                -------          ---------

CREDIT RELATED                                      -                  -

MERGER RELATED COSTS:

  Employee Related                               $  450            $  293
  Property, Furniture & Fixtures                    350               228
  Fees and Other Conversion Costs                 1,000               650
                                                -------            ------

TOTAL PRE-TAX COSTS RELATED TO ACQUISITION       $1,800            $1,171
                                                =======            ======

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KEY RATIOS
-------------------------------------------------------------------------------


                                           AT SEPTEMBER 30, 1997
                             ----------------------------------------------
                             ONE VALLEY(a)        FFVA           COMBINED
                             -------------    ------------     ------------
CAPITAL ADEQUACY
Total Equity/Assets                8.71%           13.31%           9.19%
Tang. Common Equity/
Tang. Assets                       7.42            13.08            8.02
Intangibles/Equity                16.01             2.01           13.88

ASSET QUALITY
NPL's/Loans                        0.32%            0.26%           0.32%
Reserves/NPL's                   423.36           373.99          419.37
Reserves/NPA's                   364.21           361.92          364.90
Reserves/Loans                     1.38             0.99            1.34


-------------------
(a) Pro forma for Wachovia branch purchase.

PRIOR ACQUISITION HISTORY
-------------------------------------------------------------------------------


o Since 1991, One Valley has completed five acquisitions, with the acquisition of 15 Wachovia Virginia branches still pending:


                                                        ASSETS/DEPOSITS
                                                            ACQUIRED
YEAR                      SELLER                             ($MM)
-----                    -------                             -----
1991         Commercial Bank of Bluefield                     $26
             (WV)
1991         Atlantic Financial of West Virginia              525
1993         Mountaineer Bankshares of West                   748
             Virginia (WV)
1995         Point Bancorp Inc. (WV)                           54
1996         CSB Financial Corporation (VA)                   336
1997         Wachovia (VA Branch Purchase)                    319

o The acquisition of CSB Financial marked One Valley's expansion into the Virginia market

o One Valley has always achieved or exceeded stated synergies within the time initially stated

SUMMARY PRO FORMA BALANCE SHEET
-------------------------------------------------------------------------------
(Dollars in Thousands)


                                          AT SEPTEMBER 30, 1997
                         ------------------------------------------------------
                                                                     ONE VALLEY
                         ONE VALLEY(a)           FFVA                 PRO FORMA
                         -----------         -----------            -----------

Cash & Securities         $1,613,072            $227,218             $1,840,290
Loans, Net                 2,995,054             326,616              3,321,670
Intangibles                   67,313               1,518                 68,831
Other Assets                 152,258              11,914                164,712
                         -----------         -----------            -----------

Total Assets              $4,827,697            $567,266             $5,394,963
                         ===========         ===========            ===========

Total Deposits            $3,783,563            $413,873             $4,197,436
Borrowings                   574,818              74,000                648,818
Other Liabilities             48,961               3,894                 52,855
                         -----------         -----------            -----------
Total Liabilities         $4,407,342            $491,767             $4,899,109
                         -----------         -----------            -----------

Total Equity                420,355               75,499                495,854
                         -----------         -----------            -----------
Total Liabilities &
Equity                   $4,827,697            $567,266              $5,394,963
                         ===========         ===========            ===========

-------------------
(a) Pro forma for Wachovia branch purchase.

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LOAN PORTFOLIO COMPOSITION
-------------------------------------------------------------------------------
(Dollars in Millions)
At September 30, 1997



              [PIECHART OF LOAN PORTFOLIO COMPOSITION - ONE VALLEY]

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DEPOSIT COMPOSITION
-------------------------------------------------------------------------------

(Dollars in Millions)
At September 30, 1997



                 [PIECHART OF DEPOSIT COMPOSITION - ONE VALLEY]

SUMMARY
-------------------------------------------------------------------------------



                  o        Significant franchise enhancement

                  o        High growth potential

                  o        Accretive to earnings

                  o        Provides greater strategic flexibility

                  o        Low execution risk